AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                          FRED ALGER AND COMPANY, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

            For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 31, 1995 Fund Participation Agreement among The Alger American Fund, Fred Alger and Company, Inc., and Jefferson National Life Insurance Company as follows:

            1. Schedule A thereto is hereby deleted in its entirety and replaced with Schedule A attached hereto.

            2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of May 1, 2006.

                                      THE ALGER AMERICAN FUND

                                      By: ________________________________
                                      Name:
                                      Title:


                                      FRED ALGER AND COMPANY, INC.

                                      By:  _______________________________
                                      Name
                                      Title

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                                       JEFFERSON NATIONAL LIFE INSURANCE
                                         COMPANY

                                       By: ____________________________________
                                       Name:  Craig A. Hawley
                                       Title:  General Counsel and Secretary


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

                                   SCHEDULE A

ACCOUNT(S)                                    FORM #

- Jefferson National Life Annuity Account C   22-4025 (Individual)
                                              32-4000 (Group)
- Jefferson National Life Annuity Account E   22-4047/32-4003 (Achievement)
                                              22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F   22-4061
- Jefferson National Life Annuity Account G   22-4056; JNL-2300; JNL-2300-1
- Jefferson National Life Annuity Account H   CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I   CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J   JNL-2100
- Jefferson National Life Annuity Account K   JNL-2200
- Jefferson National Life Account L           CVIC-1001 and -1003


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